SCHEDULE 14C/A2 INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MIT Holding, Inc.

(Name of Registrant as Specified in Its Charter)

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MIT Holding, Inc.

351 Commercial Drive., Suite A & B

Savannah, GA 31406

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY

STOCKHOLDERS

To the Stockholders of MIT Holding, Inc:

We are furnishing this information statement to advise you that a majority of the shareholders of MIT Holding, Inc. (the “Company”) has approved an amendment to the Company’s Certificate of Incorporation which recapitalizes the issued and outstanding common stock of the Company by exchanging 10 currently-issued shares for one resultant share. The number of authorized shares of common stock remains as currently stated at 250,000,000.

This amendment was effected by authority of the Board of Directors of the Company and the written consent of the holders of a majority of the Company’s Common Stock.

Pursuant to the affirmative vote of the holders of a majority of the Company’s issued and outstanding Common Stock, the Company’s Certificate of Incorporation will be amended to reflect a change in the number of shares issued and outstanding (the “Amendment”).

The Amendment was approved by our Board of Directors on November 8, 2012. Also on November 8, 2012, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS ACTION.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The amendment to our Certificate of Incorporation will not be effective until a Certificate of Amendment is filed with the Delaware Secretary of State.

By Order of the Board of Directors,

/S/ William C. Parker
WILLIAM C. PARKER
President
Savannah, Georgia
Dated: December 18, 2012

MIT Holding, Inc.

351 Commercial Drive., Suite A & B

Savannah, GA 31406

INFORMATION STATEMENT

The Board of Directors of MIT Holding, Inc, is furnishing this Information Statement to provide notice of a description of actions taken by our Board of Directors and by the holders of a majority of our outstanding shares of common stock on November 8, 2012 and November 8, 2012, in accordance with the relevant sections of the Delaware Corporations Code.

This Information Statement is being mailed on or about ________, 2012 to stockholders of record on November 1, 2012. The Information Statement is being delivered only to inform you of the corporate action described herein, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

RECORD DATE AND VOTING RIGHTS

As of the close of business on November 1, 2012, the record date for determining stockholders entitled to notice, we had issued and outstanding (i) 81,400,811 shares of common stock, $0.000001 par value per share, and (ii) 1796.3 shares of redeemable Series A convertible preferred stock, $0.000001 par value per share. Each share of common stock and redeemable convertible preferred stock is entitled to one vote in connection with the Amendment. However, on November 8, 2012, the holders of a majority of our voting stock signed a written consent approving the Amendment. As a result, the Amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not seeking written consent from any stockholders other than set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of the record date on November 1, 2012, by each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, each director and all directors and executive officers as a group. Except as otherwise indicated by footnote, each of the named individuals has sole voting and investment power with respect to the shares of common stock beneficially owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the amount of our common stock beneficially owned as of November 1, 2012 by each of our directors and officers, all executive officers and directors as a group, and each person whom we believe beneficially owns more than 5% of our outstanding voting stock. As of November 1, 2012 there were 81,400,811 shares of common stock of the Company issued and outstanding.

Name	Amount and Nature of Beneficial Ownership of Common Shares	Percent of Class
William C. Parker	25,100,000	30.84
Reeseman Corp.(5)	25,100,000	30.84
Arlene Wilhelm	1,442,500	1.77
Brinson Clements (1)*	300,000
Tommy Duncan (1)(2)*	483,158
Robert Rubin (1)(2)(3)*	483,158
Meyers Associates, LP (4)	3,475,000	4.27
All Executive Officers, Directors and 5% owners as a Group (7 persons)(3)	29,941,316	67.72

*	Less than 1%

1	Includes options to purchase 100,000 shares of common stock of MIT, which options vested on May 2, 2008 provided the director remains a director of the company.

2	20,000 shares were issued on May 2, 2007 to each of Messrs. Duncan, Rubin and Bagwell as outside directors of the Company. The shares vested on May 2, 2008.

3	Excludes 1,148,668 shares of common stock, warrants to purchase 173,020 shares of common stock and Series A Preferred Stock convertible into 173,020 shares of common stock by the Rubin Family Irrevocable Stock Trust, over which Mr. Rubin disclaims beneficial ownership.

4	Includes 935,000 shares of common stock and an option to purchase up to 635 units, each unit consisting of one share of Series A Preferred Stock and one Warrant to purchase 2,000 shares of common stock, at a purchase price of $1,000 per unit. Meyers Associates L.P. disclaims beneficial ownership of 980,000 shares of common stock owned by Bruce Meyers, an affiliate of Meyers Associates L.P.

5	Walter Drakeford is an executive officer of Reeseman and can vote the MIT Holding shares on behalf of the corporation. Michael Martin is the majority shareholder and can have the directors and officers replaced at any time, so he has the ability to control the vote of the corporation over the MIT Holding shares if he so chooses.

*	Less than 1%

VOTE REQUIRED

Our Bylaws provide that the affirmative vote of a majority of the shares of common stock is required to authorize an amendment to the Certificate of Incorporation to effect an increase in the total number of authorized shares of the Company’s common stock or to maintain the number of authorized shares when a split is effected. Therefore, a total of 40,781,810 shares, representing approximately 50.1% of our outstanding shares of common stock, must be voted in favor of the Amendment in order for approval to be granted.

AMENDMENT TO CERTIFICATE OF INCORPORATION

On November 8, 2012, our Board of Directors approved, subject to receiving the approval of the stockholders of our common stock, the amendment to our Certificate of Incorporation in the form of Exhibit A attached to this Information Statement, to cause a recapitalization of the issued and outstanding common stock of the Company be converting 10 existing shares to 1 resultant share, but maintaining the number of authorized shares at 250,000,000. We have obtained stockholder approval for the amendment by the affirmative vote of stockholders owning 50,000,000 shares, representing 67.72% of our outstanding shares of common stock on the record date of November 1, 2012. The proposed reverse split will not become effective until the Certificate of Amendment to the Certificate of Incorporation of MIT Holding, Inc., in the form of Exhibit A, is filed with the Delaware Secretary of State. We expect to make the appropriate filing as soon as practicable after the meeting, a period of not less than one day after a definitive Information Statement is first mailed to stockholders of our common stock.

Our Board elected to seek approval of the Articles of Amendment through the written consent of the Majority Stockholders in order to assure that it has sufficient available common stock available for general corporate purposes including, without limitation, equity financings, acquisitions, conversation of debt, establishing strategic relationships with corporate partners, providing equity incentives to employees, stock splits or other recapitalizations.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders. The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The increase in the number of authorized shares and the subsequent issuance of such shares could have an anti-takeover effect, although this is not the intent of the Board in initiating the Amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

The company’s Certificate of Incorporation and all amendments or modifications to that Certificate are on file with the State of Delaware.

DISSENTERS’ RIGHTS

Under Delaware Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the proposed amendment.

ANNUAL MEETINGS OF SHAREHOLDERS

Under Delaware Corporation Law, Subchapter  VII, Section 211: Meetings of Stockholders:

(b) Unless directors are elected by written consent in lieu of an annual meeting as permitted by this subsection, an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

(c) A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the corporation except as may be otherwise specifically provided in this chapter. If the annual meeting for election of directors is not held on the date designated therefor or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors shall cause the meeting to be held as soon as is convenient. If there be a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary. The Court of Chancery may issue such orders as may be appropriate, including, without limitation, orders designating the time and place of such meeting, the record date or dates for determination of stockholders entitled to notice of the meeting and to vote thereat, and the form of notice of such meeting.

The Company has not held a noticed Annual Meeting for several years, so it is committing to do so during June, 2013. At this meeting, directors will be elected, pursuant to a Proxy Statement to be delivered to all shareholders prior to the meeting, along with all materials comprising that Proxy Statement. Pursuant to Sections 211(b) and (c), failure to have held these meetings shall not affect otherwise valid corporate acts or work a forfeiture of dissolution of the corporation except upon application by a stockholder or director to the Court of Chancery and a ruling by that Court issuing such orders as may be appropriate.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

(i)    Any director or officer since the beginning of our last fiscal year;

(ii)   Any proposed nominee for election as a director; or

(iii)  Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed above in the section entitled “Principal Stockholders and Security Ownership of Management.” No director has advised that he intends to oppose the Amendment to the Certificate of Incorporation, as more particularly described in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information, including annual reports on Form 10-K and quarterly reports on Form 10-Q, with the Securities and Exchange Commission. Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site on the Internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge. The address of the site is http://www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, MIT Holding, Inc. has duly caused this report to be signed by the undersigned thereunto authorized.

MIT Holding, Inc.

/s/ William C. Parker
William C. Parker, President
Savannah, Georgia
Dated: December 18, 2012

Exhibit A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

MIT HOLDING, INC.

The undersigned, William C. Parker, hereby certifies that:

1. He is the duly elected President of MIT Holding, Inc., a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2006 under the name “Convention All Holdings Incorporated.”

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation, further amends the provisions of the Certificate.

4. The terms and provisions of this Certificate of Amendment to the Certificate have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware.

5. A paragraph is added to Article IV after the current first paragraph in Article IV and prior to Section (A) of the Certificate to read as follows:

At the initial date and time of the effectiveness of this Certificate of Amendment (the “Reverse Split Effective Time”), the following recapitalization (the “Reverse Stock Split”) shall occur: (i) each ten shares of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Common Stock; (ii) each ten shares of Series A Preferred Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Series A Preferred Stock. The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock (as defined below) affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock have been adjusted to reflect the Reverse Stock Split (that is, all numeric references and other provisions included in this Certificate of Amendment have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation on November 8, 2012.

/s/ William C. Parker
William C. Parker
President